-------------------------------------------------------------------------------

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EARLIEST EVENT REPORTED: MARCH 6, 2007


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874

                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800
                                  ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

ITEM 8.01 OTHER EVENTS

     On March 6, 2007, Atwood Oceanics, Inc. (NYSE: ATW), announced that HELIS OIL & GAS ("HELIS") has exercised its one remaining option to have the RICHMOND drill four (4) additional wells immediately following the completion of its current commitment with HELIS (May/June 2007) at an agreed dayrate of $80,000. The drilling of these four (4) additional wells is expected to take until September/October 2007 to complete.


ITEM 9.01         EXHIBITS

EXHIBIT 99.1    Press Release dated March 6, 2007



     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

                                  EXHIBIT INDEX


EXHIBIT NO.                                          DESCRIPTION

99.1     Press Release dated March 6, 2007

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ATWOOD OCEANICS, INC.
                                 (Registrant)



                                 /s/ James M. Holland
                                 James M. Holland
                                 Senior Vice President

                                 DATE: March 6, 2007